Exhibit 15.

Awareness Letter

November 11, 2003

Republic Bancorp, Inc.

601 West Market Street

Louisville, Kentucky 40202

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Republic Bancorp, Inc. (the Company) as of September 30, 2003 and for the quarters and nine months ended September 30, 2003 and 2002 as indicated in our report dated November 11, 2003.  Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your quarterly report on Form 10-Q, is being incorporated by reference in the Form S-8 Registration statement.

We also are aware that our report referred to above, under Rule 436(c) under the Securities Act of 1933, is not considered a part of the registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Crowe Chizek and Company LLC

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